Exhibit 10.3

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of September 21, 2023 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”) in favor of the holders of that certain Senior Secured Promissory Note dated as of the date hereof due March 21, 2025 in the original aggregate principal amount of $101,875,000.00 (the “Note”) and any Additional Notes (as defined below) issued by Scilex Holding Company, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof, among Oramed Pharmaceuticals Inc. (the “Initial Note Holder”), Acquiom Agency Services LLC, as the collateral agent (the “Agent”) and the Company (the “Securities Purchase Agreement”), the Company has agreed to sell and issue to the Inital Note Holder, and the Initial Note Holder has agreed to purchase from the Company the Note, subject to the terms and conditions set forth therein; and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Notes (as defined below); and

NOW, THEREFORE, in consideration of the premises and to induce the Initial Note Holder to enter into the Securities Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Note Holders as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Securities Purchase Agreement and used herein shall have the meanings given to them in the Securities Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Additional Notes” means any other senior secured promissory notes issued by the Company after the Closing Date in full or partial substitution of the Note.

“Collateral” has the meaning set forth in the Security Agreement.

“eCapital Subordination Agreement” has the meaning set forth in the Note.

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Note Documents” means the Securities Purchase Agreement, the Notes, this Guarantee, the other Security Documents and all exhibits and schedules thereto and hereto. For the avoidance of doubt, Note Documents shall not include the Registration Rights Agreement, any Warrants or related documents.

“Note Holders” means, collectively, the holders of the Notes, including the Initial Note Holder and any transferee, successor or assign thereof that is a holder of the Note.

“Notes” means, collectively, the Note and the Additional Notes (each as amended, restated, supplemented or otherwise modified from time to time in accordance with the Note).

“Obligations” has the meaning set forth in the Security Agreement.

“Required Holders” has the meaning set forth in the Note.

“Security Agreement” means that certain Security Agreement entered into on the date hereof, among the Company, the Company’s Subsidiaries and the Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance therewith.

2.	Guarantee.

(a) Guarantee.

(i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Note Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii) Anything herein or in any other Note Documents to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Note Holders hereunder.

(iv) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been paid in full (excluding inchoate reimbursement obligations for which no demand has been made).

(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Note Holders from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full (excluding inchoate reimbursement obligations for which no demand has been made).

(vi) Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Note Holders whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Note Documents.

(b) Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Note Holders and each Guarantor shall remain liable to the Note Holders for the full amount guaranteed by such Guarantor hereunder.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Note Holders, no Guarantor shall be entitled to be subrogated to any of the rights of the Note Holders against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Note Holders for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until all amounts owing to the Note Holders by the Company on account of the Obligations are paid in full (excluding inchoate reimbursement obligations for which no demand has been made). If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Note Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Note Holders in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Note Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Required Holders may determine.

(d) Amendments, Etc. With Respect to the Obligations. To the extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Note Holders may be rescinded by the Note Holders and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Note Holders, and the Securities Purchase Agreement and the other Note Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Holders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent for the benefit of the Note Holders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Agent shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e) Guarantee Absolute and Unconditional. To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Note Holders upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Note Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (i) the validity or enforceability of the Securities Purchase Agreement, the Note or any other Note Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or the Note Holders, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by the Note Holders) which may at any time be available to or be asserted by the Company or any other Person against the Note Holders, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Note Holders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Note Holders to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Note Holders against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Note Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Note Holders without set-off or counterclaim in U.S. dollars in accordance with Section 2(i) of the Note.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to the Note Holders as of the date hereof:

(a) Organization and Qualification. The Guarantor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization set forth on Schedule 1, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor is duly qualified to conduct their respective business and is in good standing (to the extent applicable) as a foreign corporation or other entity in each jurisdiction in which the nature of their respective business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Guarantee, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Guarantor, or (iii) a material adverse effect on the Guarantor’s ability to perform in any material respect on a timely basis its obligations under this Guarantee (any of (i), (ii) or (iii), a “Material Adverse Effect”). As of the date hereof, the Company (as defined in the Securities Purchase Agreement) has no subsidiaries other than those identified as such on the Disclosure Schedules to the Securities Purchase Agreement.

(b) Authorization; Enforcement. The Guarantor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Guarantor. This Guarantee has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of and other laws of general application.

(c) No Conflicts. The execution, delivery and performance of this Guarantee by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws or other organizational or charter documents or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument evidencing the Guarantor’s Indebtedness, other than in relation to any agreement, credit facility, debt or other instrument that is expected to be repaid or redeemed in full on or before the Closing Date, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including Federal and State securities laws and regulations), or by which any property or asset of the Guarantor is bound or affected. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. Except as already obtained and/or being made in connection herewith, the Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guarantee, other than (i) filings to be made under the Security Documents and (ii) any necessary approval from the Bankruptcy Court.

(e) Purchase Agreement. The representations and warranties made by the Company in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the date hereof as of the date hereof (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), and the Note Holders shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

4. Covenants. Each Guarantor covenants and agrees with the Note Holders that, from and after the date of this Guarantee until the Obligations shall have been paid in full (excluding inchoate reimbursement obligations for which no demand has been made), such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Note) under Sections 8(a)(ii), (a)(iii), (a)(v), (a)(vi), (a)(xiv), (a)(xv), (a)(xvii) or (a)(xviii) under the Note is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Required Holders.

(b) Notices. All notices, requests and demands to or upon the Note Holders or any Guarantor hereunder shall be effected in the manner provided for in the Securities Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

(c) No Waiver By Course Of Conduct; Cumulative Remedies. The Note Holders shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Note Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Note Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Note Holders would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d) Enforcement Expenses; Indemnification.

(i) Each Guarantor agrees to pay, or reimburse the Note Holders for, all their reasonable and documented costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Note Documents to which such Guarantor is a party, including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel to the Note Holders (limited to a single counsel for the Note Holders, taken as a whole, and, a single local counsel for Note Holders, taken as a whole, in each relevant jurisdiction).

(ii) The Guarantors may withhold from any amounts payable hereunder amounts with respect to taxes (if, in the Guarantor’s judgment, any such amounts are required to be withheld) with respect to any such payments made hereunder and no Guarantor will not be required to gross up or otherwise indemnify any Note Holder with respect to any such taxes (or any other taxes, including, without limitation, any stamp, registration taxes or any income taxes) and each Note Holder shall indemnify the Company with respect to any such taxes to the extent not so withheld.

(iii) The indemnification provisions set forth in Section 4.10 of the Securities Purchase Agreement is incorporated herein by reference and shall apply to each Guarantor.

(iv) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Securities Purchase Agreement and the other Note Documents.

(e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Note Holders and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Required Holders.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes the Note Holders at any time and from time to time while an Event of Default under any of the Note Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Note Holders to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Note Holders may elect, against and on account of the obligations and liabilities of such Guarantor to the Note Holders hereunder and claims of every nature and description of the Note Holders against such Guarantor, in any currency, whether arising hereunder, under the Securities Purchase Agreement, the Note, any other Note Document or otherwise, as the Note Holders may elect, whether or not the Note Holders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Note Holders shall notify such Guarantor promptly of any such set-off and the application made by the Note Holders of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Note Holders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Note Holders may have.

(g) Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) Integration. This Guarantee and the other Note Documents represent the agreement of the Guarantors and the Note Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Note Holders relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Note Documents.

(k) Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof which would result in the application of the law of another jurisdiction. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the Supreme Court of the State of New York and the United States District Court for the Southern District of New York. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

(l) Acknowledgements. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Note Documents to which it is a party;

(ii) the Note Holders have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Note Documents, and the relationship between the Guarantors, on the one hand, and the Note Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Note Holders.

(m) Additional Guarantors. The Company shall cause each of its domestic subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

(n) Release of Guarantors. Each Guarantor will be released from all liability hereunder (i) concurrently with the repayment in full in cash of all amounts owed under the Note, the Securities Purchase Agreement and the other Note Documents (excluding inchoate reimbursement obligations for which no demand has been made) and (ii) if such Guarantor ceases to be a wholly-owned subsidiary of the Company pursuant to a transaction expressly permitted by the Note Documents and performed for bona fide business purposes and not in contemplation of adversely impacting the Note Holders’ interest in this Guarantee or the Collateral generally.

(o) Seniority. Other than the AR Facility (subject to the eCapital Subordination Agreement), and all Acceptable Indebtedness, Obligations of each of the Guarantors hereunder rank senior in priority of payment to any other Indebtedness (as defined in the Note) of such Guarantor.

(p) WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE NOTE HOLDERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

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(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guarantee to be duly executed and delivered as of the date first above written.

SCILEX HOLDING COMPANY, a Delaware corporation, as the Company

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX, INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer, President, Treasurer, and Secretary

SEMNUR PHARMACEUTICALS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX PHARMACEUTICALS INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and Secretary

SCLX STOCK ACQUISITION JV LLC, a Texas limited liability company, as a Guarantor

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

SCLX DRE Holdings LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

ACCEPTED AND AGREED

AGENT:

ACQUIOM AGENCY SERVICES LLC, as Agent

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Senior Director

INITIAL NOTE HOLDER:

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer